UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2026

VISKASE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-12957 (Commission File Number)	22-2372868 (IRS Employer Identification No.)

333 East Butterfield Road, Suite 400, Lombard, Illinois (Address of principal executive offices)	60148 (Zip Code)

(630) 874-0700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 16, 2026, Viskase Companies, LLC (“Viskase Companies”), a wholly owned subsidiary of Viskase Holdings, Inc., entered into the Seventh Amendment (the “Seventh Amendment”) to its Credit Agreement, dated as of October 9, 2020, by and between Viskase Companies, certain subsidiaries of Viskase Companies, certain lenders party thereto, and Bank of America, N.A., as administrative agent (such agreement, the “Existing Credit Agreement” and, as amended by the Seventh Amendment, the “Amended Credit Agreement”). Capitalized terms that are used but not defined herein shall have the meanings ascribed to such terms in the Amended Credit Agreement.

The Seventh Amendment, among other things: (i) extends the Maturity Date from August 13, 2026 until August 13, 2027; (ii) amends the definition of Applicable Rate to increase the interest rate for (A) Revolving Loans that are Base Rate Loans and Term SOFR Loans from 3.0% to 4.0%, (B) that portion of Term Loans that are Base Rate Loans and Term SOFR Loans from 2.0% to 3.0%, and (C) the letters of credit from 3.0% to 4.0%; (iii) amends the definition of Consolidated EBITDA to address the treatment of certain restructuring and transaction related costs and expenses; (iv) amends the definition of Permitted Transfers to allow the disposition of the equipment, real property and improvements of the Osceola Facility and the real property and improvements of the Chicago Property; and (v) amends certain thresholds for obligations under the Existing Credit Agreement (including for negative covenants, events of default, and borrowing base reporting requirements).

The Amended Credit Agreement contains customary affirmative and negative covenants, including, among other things, limitation on incurring indebtedness, creating liens on its and its subsidiaries assets, making investments, entering into merger, consolidation or acquisition transactions, disposing of assets (other than in the ordinary course of business), making certain restricted payments, entering into sale and leaseback transactions and transactions with affiliates, in each case subject to permitted exceptions.

The Amended Credit Agreement is guaranteed by each existing and future direct and indirect wholly owned material domestic restricted subsidiary and foreign restricted subsidiary of the Viskase Companies (other than any Brazilian subsidiary). The Amended Credit Agreement is secured by substantially all of the assets of Viskase Companies and its material domestic restricted subsidiaries, with the exception of real property.

The foregoing summary of the Seventh Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Seventh Amendment, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1*^	Seventh Amendment to Credit Agreement, dated as of April 16, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith.

^ Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISKASE HOLDINGS, INC.
(Registrant)
Date: April 21, 2026
	By:	/s/ Joseph D. King
	Name:	Joseph D. King
	Title:	Executive Vice President, General Counsel & Secretary